Exhibit 23.4

CONSENT OF RAYMOND JAMES & ASSOCIATES, INC.

Harmony Bank

2120 West County Line Road

Jackson, NJ 08527

Attention: The Board of Directors

RE:	Proxy Statement and Prospectus contained in Amendment No. 1 to the Registration Statement on Form S-4 of Lakeland Bancorp, Inc. (“Lakeland”) relating to the merger of Harmony Bank (“Harmony Bank”) with and into Lakeland Bank, a wholly-owned subsidiary of Lakeland.

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated February 17, 2016, to the Board of Directors of Harmony Bank as Annex B to the Proxy Statement and Prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission today (the “Registration Statement”) and the references to our firm and our opinion, including the quotation or summarization of such opinion, under the headings “SUMMARY—Reasons for proposing the merger,” SUMMARY—Harmony Bank’s financial advisor has concluded that the consideration that Harmony Bank shareholders will receive in the merger is fair,” “THE MERGER—Background of the Merger,” “THE MERGER—Harmony Bank’s Reasons for the Merger” and “THE MERGER—Opinion of Raymond James & Associates, Inc.” The foregoing consent applies only to the Registration Statement and not to any amendments or supplements to the Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours, /s/ Raymond James & Associates, Inc.

Dated: May 11, 2016